EXHIBIT 10.5
August 28, 2007
The Board of Directors
Scorpion Performance, Inc.
3000 SW 4th Avenue
Fort Lauderdale, Florida 33315
     RE:    Lock Up Agreement — Robert and Teresa Stopanio
     We, Robert Stopanio and Teresa Stopanio, the undersigned, own as joint tenants 10,000,000 shares of the common stock (the “Shares”) of Scorpion Performance, Inc., a Florida corporation (the “Company”). In order to induce the Company to file a Form 10-SB with the U.S. Securities and Exchange Commission (“SEC”) covering the registration of the common stock of the Company (the “Registration Statement”), we hereby agree that
     1) For the period from the date of this lock-up letter agreement until the Registration Statement is declared effective by the SEC (the “Effective Date”) and for a period of 12 months thereafter, we will not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of the Registration Statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to any Shares or any securities convertible into or exercisable or exchangeable for shares of the Company’s Common Stock, or publicly announce an intention to effect any such transaction, other than Shares disposed of as bona fide gifts; or transfers to any trust for the direct or indirect benefit of each person or our immediate family; provided that it shall be a condition to any such gift or transfer that (i) the transferee/donee agrees, in writing, to be bound by the terms of this lock-up letter agreement to the same extent as if the transferee/donee were a party hereto; and (ii) we provide written notice to the Company prior to such gift or transfer.
          “Immediate family” shall mean our children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouses, siblings, nieces, nephews, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

     2) To enable the aforesaid covenants, we hereby consent to the placing of legends, substantially as follows, and/or stop transfer orders with the Transfer Agent of the Company, in each case until the end of the lock-up period, with respect to any Shares registered in either of our names or beneficially owned by either of us:
“The securities represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of that certain Lock-Up Letter Agreement dated           , 2007, a copy of which may be obtained from the Company upon request and without charge.”
     3) Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
     4) If for any reason the Registration Statement shall be rejected, withdrawn or abandoned, this lock-up letter agreement shall be terminated.
     5) Except to the extent not superseded by federal law, this lock-up letter agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without giving effect to conflict of law principles.
     6) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.
     7) We hereby represent and warrant that we have full power and authority to enter into this lock-up letter agreement and that upon request we will execute any additional documents necessary in connection with the enforcement hereof.
/s/ Robert Stopanio
/s/ Teresa Stopanio